SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of Earliest Event Reported)    August 15, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by the Registrants on August 17, 2006, by amending and restating Item 8.01 thereof solely to correct a typographical error. All other Items contained in the Current Report on Form 8-K filed on August 17, 2006 remain unchanged.
Item 8.01 — Other Events
     On August 15, 2006, Sierra Pacific Resources made a $200 million contribution to the capital of NPC, which NPC will use to repay certain indebtedness to be determined by NPC at a future date. Sierra Pacific Resources made such capital contribution from the proceeds of the sale of 20,000,000 shares of its common stock to Deutsche Bank Securities, Inc., which transaction settled on August 15, 2006 and yielded approximately $280 million of proceeds to Sierra Pacific Resources. The remaining proceeds from the offering may be used by Sierra Pacific Resources from time to time (i) to make additional capital contributions to NPC or, to its other wholly-owned subsidiary, Sierra Pacific Power Company, (ii) to repay a portion of its outstanding indebtedness, and/or (iii) for general corporate purposes.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: August 17, 2006	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)

Date: August 17, 2006	By:	/s/ John E. Brown
John E. Brown
Controller